This EQUIPMENT TRANSFER AGREEMENT made in two original counterparts effective the 1st day of March 2003 (the "Effective Date").

BETWEEN:

MICROMEM TECHNOLOGIES INC.
(hereinafter called "Micromem")

- and -

THE GOVERNING COUNCIL OF THE UNIVERSITY OF TORONTO
(hereinafter called the "University")

WHEREAS the University has expertise in the area of magnetic material design and processing;

AND WHEREAS Micromem is engaged in the development of magnetic memory technologies and is collaborating with the University on research and development in connection with certain magnetic memory technology;

AND WHEREAS Micromem has provided direct financial support under a separate infrastructure agreement to assist the University in assembling a magnetic memory facility ("MMF") for the research and development and fabrication of magnetic memory;

AND WHEREAS Micromem is interested in providing further infrastructure support for the MMF, consisting of an in-kind contribution of equipment and supplies as more fully described in Appendix "A" attached hereto (the "Equipment");

In consideration of the mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), Micromem and the University hereby agree as follows:
1.	Equipment. Micromem will provide the Equipment having an estimated value of $200,000.00 U.S. to the University for incorporation into the MMF.

2.

Principal Investigator. The University researcher responsible for the arrangements involved in receipt and installation of the Equipment shall be Professor Harry E. Ruda, of the University's Department of Materials Science and Engineering (the "Principal Investigator").

3.	Transfer of Equipment. On signing of this Agreement, Micromem shall deliver, assign and transfer to the University, all of the Equipment, free and clear of all claims, liens and encumbrances.

4.

Use of Equipment. The University will use the Equipment on a non-exclusive basis for conducting magnetic memory research and development under existing and future collaboration arrangements between the University and Micromem, and additionally for other research and educational purposes as it may deem appropriate and necessary from time to time.

5.	Intellectual Property. Neither party shall acquire any right or licence to any intellectual property now or hereafter owned or developed by the other party by virtue of this Agreement.

6.

Limitation of Liability. Neither party shall be liable for any delays in the performance of its obligations under this Agreement resulting from circumstances or causes beyond such party's control and in no case shall such party be liable for loss of business or profit or other indirect or consequential damage.

7.	Term and Termination. This Agreement will enter into force as of the Effective Date and will terminate on the date of receipt of the Equipment by the University as specified in Paragraph 3.

8.	Survival. The provisions of Paragraphs 4, 5, 6, 8 and 9 shall survive termination or expiration of this Agreement.

9.

No Use of Names. Neither party will use the name of the other party, or of any member of the other party's personnel, in any advertising or publicity without the prior written approval of the other party's authorized representative. However, both parties may make Micromem's support under this Agreement and the terms of this Agreement a matter of public record.

10.	Notices. Notices under this Agreement will be sent to the parties as follows:

	(a)	to the University:

		i.	for technical and scientific matters:

Professor Harry Ruda
Department of Materials Science and Engineering and
Energenius Centre for Advanced Nanotechnology
University of Toronto
170 College Street
Toronto, Ontario M5S 3E4
Tel. (416) 978-4556 / Fax (416) 978-3801

		ii.	for legal and administrative matters:

Dr. Peter B. Munsche Assistant Vice-President, Technology Transfer University of Toronto Research Services 27 King's College Circle Toronto, Ontario M5S IAl Tel. (416) 978-6063 / Fax (416) 978-5821

	(b)		to Micromem:

		i.	for all matters:

Manoj Pundit Executive Vice-President and General Counsel Micromem Technologies Inc. 777 Bay Street, Suite 1910 Toronto, Ontario M5G-2E4 Tel: (416) 364-6513 x222 / Fax: (416) 360-4034

11.	Independent Parties. The parties are independent parties and nothing in this Agreement shall constitute either party as the employer, principal or partner of or joint venturer with the other party. Neither party has any authority to assume or create any obligation or liability, either express or implied, on behalf of the other.

12.

No Assignment. Neither party may sell, assign, encumber, licence or otherwise transfer any of its rights, duties or obligations under this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld.

13.	Successors. This Agreement shall bind and enure to the benefit of the parties and their respective heirs, successors and permitted assigns.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

15.	Paragraph Headings. Paragraph headings are provided for convenience and shall not be used to construe this Agreement.

16.

Entire Agreement. This Agreement, including any appendices attached hereto, is the entire agreement between the parties on the subject matter hereof. No modification of this Agreement will be binding upon the parties unless it is in writing and signed by the parties.

In witness whereof the parties agree to be bound by the terms of this Agreement.

MICROMEM TECHNOLOGIES INC.	THE GOVERNING COUNCIL OF THE UNIVERSITY OF TORONTO

"signed"	"signed"
Name: Joseph Fuda	Name: Peter B. Munsche
Title: President and Chief Executive Officer

Acknowledgement:

I, the Principal Investigator, having read this Agreement, hereby agree to act in accordance with all the terms and conditions herein and applicable University policies, and further agree to ensure that all University participants are informed of their obligations under such terms and conditions.

"signed"
Harry E. Ruda
Principal Investigator

APPENDIX "A"

EQUIPMENT AND SUPPLIES TO BE GIVEN TO THE UNIVERSITY BY
MICROMEM FOR THE MAGNETIC MEMORY FACILITY

The new Magnetic Memory Facility (MMF) will constitute a state of the art facility with processing capabilities which will enable a variety of magnetic memory structures to be deposited and lithographically patterned. The following Equipment will be given to the University by Micromem and form part of the MMF:
# Items	MANUFACTURER	NAME/ TYPE/ MODEL	FUNCTION.	US$	C$
POWER SUPPLIES

2	KEITHLEY	KEITHLEY 228 Volta e/current source	Voltage and current source	$5100 S. hand $10900 (new)	-

2	AGILENT	TRIPLE OUTPUT DC E3631A	3 x DC outputs	Included in the cost of Scopes below.	-

2	BK PRECISION	TRIPLE OUTPUT DC 1760	3 x DC outputs	$400 new)	-

FUCTION GENERATOR

1	STANFORD RESEARCH	FUNCTION GENERATOR SRS DS345	30 MHz	1,652.75	-

MULTIMETER

2	FLUKE CORPORATION	FLUKE 83 III	Hand held low precision meters	772.78	-

OSCILLOSCOPES/ ANALYSERS/ PROBES

2	HEWLETT PACKARD	INFINIUM OSCIL. 1.5GHz 8 Gs/s	Oscilloscope	55,273.51	-
-2	AGILENT	Miniature passive robe 1162A	Peripherals for scope	Part of above	-
-8	AGILENT	Miniature passive robe 1161A	Peripherals for scope	-do	-
-1	AGILENT	Software	Peripherals for scope	-do	-
-2	AGILENT	Voice control kit	Peripherals for scope	-do	-
-1	AGILENT	Active differential probe 1154A 500 MHz	Peripherals for scope	-do	-
-1	AGILENT	Active differential probe 1159 A 1 GHz	Peripherals for scope	-do	-

1	TEKTRONIX	OSCIL. TD S220 100 MHz	Oscilloscope	$1500 (new)	-
-1	TEKTRONIX	1 Gs/s 2 channels	Peripherals for scope	-do	-

-2	TEKTRONIX	Voltage Probe (cat II), P6112	Peripherals for	-do	-
-	-	-	scope, 300V,	-	-
-	-	-	100MHz, voltage	-	-
-	-	-	probe for	-	-
-	-	-	Oscilloscope	-	-
-1	TEKTRONIX	Probe 01-147, P6006	Peripherals for scope	-do	-
1	DELCO WIRE & CABLE/POMONA ELECTRONICS	Wire RG 58C/U with BNC and a E-Z-Hook	Co-axial wire with BNC Connectors for Oscilloscope	-do	-

1	HEWLETT PACKARD	RF Impedance/Materials	Impedance analyzer	29,900	-
-1	-	Test fixture, Test station, Calibration kit	Peripheral for analyzer	Part of above	-

MISCELLANEOUS FOR PCB

1	GLOBAL SPECIALTIES	PROTO_BOARD PB-503	Circuits on board tester	$300(new)	-
1	GLOBAL SPECIALTIES	AC ADAPTER 400 CAI	Convert AC in DC signal	-	-
1	ZIP	AC ADAPTER SG-511	-	-	-
2	JAMECO	Breadboard JE27	PCB for test circuits with connectors for ICs components	?-	-
-	-	Electronics components chips	-	-	-
-	-	Lot of test samples comprising silicon chip mounted and on 14-Size Braze package	-	-	-
-	May be provided by TECHNOLOGY CORPORATION	5 - LD CPGA package 14-14 Size braze	Package for mounting and wiring chips at wafer level	-	-
1	EVEREADY	Class II Battery Charger, BT	-	$40 estimation	-
1	WELLER	SOLDERING STATION WES50	Soldering iron	$98/156(new)	-
-1	SOLDAPULLT	Sold pullt, U;S 140	Desoldering tool	-	-
1	?	Box with drawers containing sine electronic components	Storage for discrete components	-	-

MISCELLANEOUS
- Electrical connectors (wires) - Wires
2	JONARD INDUSTRIES CORP.	Precision dynamometers GD-10	Hand held force gauges	$310 (new)	-

VACUUM PUMPS

1	GAST MANUFACTURING	OIL-LESS VACUUM PUM 0523-V 191 Q-G588DX	Single stage low vacuum pump	$200 estimation/internet	-

1	GAST MANUFACTURING	DOL-101-AA	Vacuum pump used with a sinner	$150 estimation	-
1	XXXX	Vacuum wand	To manipulate small samples	$40 estimation	-

PROCESSING TOOLS/packaging

1	CHEMAT TECHNOLOGY	SPIN COATER KW-4A	Resist spinner (used with a vacuum pump DOL-101-AA)	4,126.75	-
1	BARNSTEAD/ THERMOLYNE	DIGITAL HOT PLATE 721A	Hot plate, Waver baking	$861 for a new one	-

1	KULICKE & SOFFA INDUSTRIES INC.	Manual wire wedge bonder 4526	-	25,130	-
-1	LEICA	LEICA MICROSCOPE MZ6	Used with the wire bonder	Part of above	-
-16	AMERICA FINE WIRE	Wire (300'): alloy ALW-29S/Melt V29S-002	Fine wire used for devices interconnections	-do	-
-10	AMERICA FIND WIRE	Wire (500'): alloy ALW-29S/Melt V29S-002	Fine wire used for devices interconnections	-do	-
-3	EPOXY TECHNOLOGY	EP-TEK H20E A/B	Syringe with glue	-do	-
-5	EPOXY TECHNOLOGY INC.	Needle VC 316N-SET4T	For the syringes. For glue application.	-do	-
35	MICRO SWISS	Bonding, dicing tools 4 WNVO-202 5-W C-MOO	Small sharp tips	-	-

11	SI-TECH, INC.	Boxes of 25 silicon wafers: (100) FZ, polished, (*) 125mm, 375 um thick, type P boron doped, 100	Silicon bare wafers still in their boxes	7,425	-
1	WALKER SILTRONIC AG	Box of 25 silicon wafers: CZ, polished, +100mm, 525um thick, type P boron doped,	Silicon bare wafers still in their box	675	-
1	BLUE M/GENERAL SIGNAL	BLUE M OVEN CR07-146 B/C	For baking samples/wafers at a given temperature	1,700	-

1	LAB-LINE INSTRUMENTS	TRANSONIC T820/H Ultrasonic bath	Ultrasonic cleaner	$1,500 (new)	-

6	-TECHNI-TOOLS, -REGIME	Old tweezers	For handling wafers and samples	-	-

THIN FILM DEPOSITION

1	INFICON	IC/5 thin film deposition controller/Manual power control	Controller for automatic thickness control during thin film deposition	9,058.66	-

1	KURT J. LESKER	DUAL CRYSTAL SENSOR/ with SHUTTER L175021162	Sensor for interfacing to Inficon	$1695 (new)	-

1	KURT J. LESKER	SHUTTER CONTROL VALVE ASSEMBLY	Shutter to interface with Inficon	$245 (new)	-

6	KURT J. LESKER	MULTI-GAUGE L8350-302	Low vacuum/Ion gauge controller	$850 (new)	-
4	KURT J. LESKER	Quartz Crucibles EVC5Q	For Thermal evaporation	20.75 x 6 = $124.50	-
8	KURT J. LESKER	Alumina Crucibles EVCIAO	For Thermal evaporation	$12.45 x 8 = $99.6	-
4	KURT J. LESKER	Aluminum oxide Crucibles EVC5AO	For Thermal evaporation	17.8 x 4 = $71.2	-
8	KURT J. LESKER	Tungsten basket heater EVB 103040W	For Thermal evaporation	$2.75 x 8 = $22	-
5	KURT J. LESKER	Tungsten basket heater EVB8A3025W	For Thermal evaporation	$18.5 x 5 = $90	-
10	KURT J. LESKER	Molybdenum boat source EVS46005MO	For Thermal evaporation	$35	-
3	KURT J. LESKER	Tungsten boat alumina coated EVS8CAOW	For Thermal evaporation	$14 x 3 = $42	-
5	KURT J. LESKER	Tungsten boat source EVS46005W	For Thermal evaporation	$300 estimation	-

PELLETS/FOILS/TARGETS

1	KURT J. LESKER	(1 LB) Bottle of IRON pellets 99.95% pure, EVMFE35EXE	For Thermal evaporation	465 per pound	-
1	KURT J. LESKER	50 grams Bottle of MAGANESE PIECES pure, EVM035QXQ	For Thermal evaporation	Call for info 1 800 245 1656	-
1	KURT J. LESKER	(1 LB) Bottle of COBALT pellets 99.95% pure, EVMC035QXQ	For Thermal evaporation	485 per pound	-
1	KURT J. LESKER	(1 LB) Bottle of ZICONIUM pellets 99.9% pure, EVMZR30EXE	For Thermal evaporation	510 per pound	-
1	KURT J. LESKER	50 grams Bottle of GOLD pellets 99.99% pure, EVMAUXX40G	For Thermal evaporation	Call for info 1 800 245 1656	-
1	ALDRICH CHEMICAL COMPANY, INC.	Gold, shot, 1-6mm, 99.999%, 500mg, 32,654-2	For Thermal evaporation	Call for info	-
1	KURT J. LESKER	(1 LB) Bottle of COPPER pellets 99.999% pure, EVMCU50EXE	For Thermal evaporation	595 per pound	-
1	KURT J. LESKER	(1 LB) Bottle of TITANIUM pellets 99.995% pure, EVMT145EXE	For Thermal evaporation	885 per pound	-
1	KURT J. LESKER	(1 LB) Bottle of NICKEL pellets 99.995% pure, EVMN145EXE	For Thermal evaporation	535 per pound	-
1	KURT J. LESKER	200 grams Bottle of CHROMIUM pieces 99.998% pure, EVMCR48-H	For Thermal evaporation	240	-
1	KURT J. LESKER	50 grams Bottle of pellets 99.99% pure, EVMPT40SHOT	For Thermal evaporation	$110/piece how many pieces? estimation	-

3	ALDRICH CHEMICAL COMPANY, INC.	IRON foils, 1 mm thick, 99.99+%,20g 26,688-4	For Thermal evaporation	-	$533
2	ALDRICH CHEMICAL COMPANY, INC.	NICKEL foils, 1 mm thick, 5x5cm 99.99+%, 22.4g 5	For Thermal evaporation	-	$610 x 2 = $1,220
1	ALDRICH CHEMICAL COMPANY, INC.	NICKEL foil, 1 mm thick, 5x5cm, 99.995%, 22.4 g 5	For Thermal evaporation	-	$610
1	GOODFELLOW CAMBRIDGE LIMITED	COBALT foil, 0.25 mm thick, 10x10 cm, 99.9%, 23.1g LS225104S JP	For Thermal evaporation	$1004	-
1	GOODFELLOW CAMBRIDGE LIMITED	NICKEL foil, 2mm thick, 15x15cm, 99.0%, 411g LS225374 L C	For Thermal evaporation	$222	-

2	ANGSTRON SCIENCES	ANTIMONY Sputtering 99.999%, 1.854" dia, 0.125" thick/verbal PO/ 00-11599	For Sputtering	$370	-
2	ANGSTRON SCIENCES	INDIUM Sputtering Target 99.99%, 1.854" dia, 0.125" thick/verbal PO/ 00-11599	For Sputtering	$200 estimation	-

1	OMEGA ENGINEERING, INC.	A bit of RHODIUM wire dia, SP13RH	For thermocouples or for use in electrochemistry	Small Quantity, worthless	-
1	OMEGA ENGINEERING, INC.	A bit of pure PLATINUM 0.005" dia.	For thermocouples or for use in electrochemistry	Small Quantity worthless	-

FERROFLUID

2	FERROTEC	Small bottle of ferofluid (25 Ferrosound EMG 707)	Magnetic liquid for test purpose, or used as a magnetic medium in sealing, vacuum rotary feedthroughs	$50 estimation	-
1	CAROLINA SUPPLY COMPANY	Small bottle, Ferrofluid 50Ml 75-8210	Magnetic liquid for test purpose, or used as a magnetic medium in sealing, vacuum rotary feedthroughs	$50 estimation	-
SOFTWARE

1	TANNER	L-EDIT PRO/with manual	MEMS design program	4,145	-
1	NATIONAL INSTRUMENTS	LABVIEW	Control software for driving electronic test equipment	5,456.33 849.36	-
-1	-	GPIB 1284C Controller	Converter interface to GPIB 488.2	Part of above	-
-2	-	4 meter IEEE-488 cable	Cables	-do	-
-5	-	2 meter IEEE-488 cable	Cables	-do	-
-1	-	PC cable (centronics)	Cables	-do	-
-1	-	SCB-68 with 1 meter cable	Make easier the connection between the test system and the Data Acquisition board of LABVIEW on PC	-do	-
-	-	WINDOWS 2000 Pro	Software	-	-

1	INTERSERV CORP.	ELECTROMASK	OPTICAL PATTERN GENERATOR SOFTWARE FOR DRIVING THE ELECTROMASK II PATATERN GENERATOR	22,000	-

OPTICAL MICROSCOPE

1	NIKON	Microscope NIKON ti hot	-	4,000	-
			-	Price on caconline.com	-
-1	VOLPI MANUFACTURING USA CO., INC.	Illuminator for Nikon Microso e: INTALUX 4000-1	-	Part of above	-
-1		Fiber optic cable for connection Nikon to illuminator	-	-do	-

ELECTROCHEMISTRY TOOLS

1	CORNING	Check-Mite PH-25, Cat no. 475663	Portable microprocessor based PH meter with LCD readout	$58	-
1	CORNING	Electrode G-P COMBO with RJ Cat. No 476086 with calibration solution	PH electrode for measuring PH in solutions	$140	-
1	ACCUMET	ELECTRODE 12-620-57	PH electrode for measuring PH in solutions	-	$182 fisher

1	HANNA INSTRUMENTS	PICCOLO Plus PH/°C With an HI 1295 amplified electrode/no buffer solution	Measure solution PH and Temperature	$138	272 fisher

CHEMICAL GLASSWARE AND SUPPLIES

3	CORNING	Boxes of 12, 250 mil, graduated pyrex beakers	-	-	$36.75/12 beakers $110.25
1	CORNING	Open box with 10, 250ml graduated ex beakers	-	-	$30.6
2	CORNING	Boxes of 6, 600ml, graduated pyrex beakers	-	-	2 x $6 = $12
6	CORNING	4000 ml, graduated pyrex beakers	-	-	$18.78
11	CORNING	Set (bottom-cover) pyrex dish of 150 x 20 mm	-	-	$11.8/set $130.68
12	I-CHEM BRAND	12 amber jar 60 ml with cover	-	-	$38.40
6	I-CHEM BRAND PRODUCTS	6 amber jar (60ml) without cover	-	-	$19.21
100	OXFORD LABWARE	Disposable polypropylene Funnels with 6.5cm	-	-	$42.58
1	PARTNER MEDICAL PRODUCTS INC.	One pack of 500 disposable transfer pipettes 1 ml, General purpos	-	-	$58.73
1	PARTNER MEDICAL PRODUCTS INC.	One open Pack of 500 disposable TRANSFER PIPETTES 1 ml, graduated, general purpose	-	-	$58.73
6	BIBBY STERLIN LTD STONE	Bottles with MTH 2000rnl with cover, Cat 164-0064	Containers for chemical solution for instance	-	$120 estimation
6	BIBBY STERLIN LTD STONE	Bottles with MTH 2000rnl with cover, Cat 164-0064	Containers for chemical solutions for instance	-	$120 estimation

18	ENTEGRIS, INC.	Cover for 125 mm single wafer	Single wafer storage (new)	$54 estimation	-
28	ENTEGRIS, INC.	Trays for 3" single wafer	Single wafer storage (new)	$140 estimation	-
8	ENTEGRS, INC.	Cover for 100 mm single	new	$24 estimation	-
- a set of used wafer trays
1	JUSTRITES MFG. CO.	Storage Cabinet for acids and Corrosives 24160 1001	Storage Cabinet for acids and corrosives	829.45	-
4	FISHERBRAND	Microscope 25 slide box	-	-	$20 estimation
6	FISHERBRAND	Box of plain microscope 3x1x1mm	-	-	$360 estimation

INTERNAL SAMPLES, MASKS etc.
1	BOX 1	- 6 Cubic Blacks boxes containing sets of aligner MASKS (glass-Chromium) - a set of 8 black flat single container - 3 Transparent Cylindrical Boxes containing processed wafers	-	-	-
1	BOX 2	- a set of Cubic Blacks boxes containing sets of aligner MASKS (Glass-Chromium) - a set of black flat single container containing aligner mask	-	-	-

BOOKS
1	WILL RENWICK	DIGITAL STORAGE SYSTEMS	1964, the Anchor Press Ltd., Tiptree, Essex. John Wiley & Sons, Inc.	-	-
1	FREDERICK A. LOWENHEIM	Modern Electroplating	Third edition, Wiley Interscience, 1974 John Wiley & Sons, Inc.	-	-
1	-	Documents box: - Clean Room notebooks, - Papers about magnets and memories - Documents related to Pageant Technologies	-	-	-

PC ACCESSORIES

1	-	Dismounted co uter	-	-	-
1	SEGATE	hard Drive ST32122A	-	-	-
1	WESTERN DIGITAL	Caviar 2700, WDA2700-OOF	-	-	-
1	COMPAQ	Modem, CT: P194BOIEZID087	-	-	-
1	SYMBIOS Logic	SCSI SE SYM20403	-	-	-
1	3COM	Fast Etherling, 10/100 base-TX	Ethernet adapter	-	-
- Some memories
- Some floppy disks - Mouse - Some cables

2 MRAM PLATIC MODELS